EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001 per share, of Oak Street Health, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    February 11, 2022

Newlight Harbour Point SPV LLC

/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

Newlight Partners LP
By: Newlight GP LLC, it general partner

/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

Newlight GP LLC

/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

Ravi Yadav

/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

David Wassong

/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact